SUBSCRIPTION AGREEMENT AMENDMENT NO. 1

This Subscription Agreement Amendment No. 1 (the "Agreement") is entered into on this 22nd day of November, 2005 by and between Andrew J. Hoff (the "Subscriber"), of Milwaukee, Wisconsin, and Most Home Corp. (the "Company"), a Nevada corporation.

WHEREAS the parties to this Agreement entered into a subscription agreement dated and accepted October 21, 2005 (the "Subscription Agreement").

AND WHEREAS the parties desire to amend the Subscription Agreement as described herein.

NOW THEREFORE in consideration of the premises, and in consideration of the mutual covenants and promises described herein, the parties hereby covenant and agree each with the others as follows:

1. Definitions. Capitalized terms not defined herein shall have the meaning defined in the Subscription Agreement.

2. Definition of Closing. The definition of "Closing" in paragraph 1.1(d) of the Subscription Agreement is deleted in its entirety and replaced with the following:

"1.1(d) "Closing" means the First Closing and Subsequent Closings;"

3. Deletion of Second Closing. The definition of "Second Closing" in paragraph 1.1(k) of the Subscription Agreement is deleted in its entirety.

4. Definition of Subsequent Closings. The following paragraph is hereby added as paragraph 1.1(k) of the Subscription Agreement:

"1.1(k) "Subsequent Closings" mean the completions of the sale of an aggregate of another 2,500,000 Units to the Subscriber set out in section 4 below;"

5. Subsequent Closings. Section 4 of the Subscription Agreement is deleted in its entirety and replaced with the following:

"4. SUBSEQUENT CLOSINGS

4.1 Subscriber's Deliveries. On or before December 6, 2005, the Subscriber will deliver to or as directed by the Company:

(a) an aggregate sum of $750,000.00 representing the aggregate purchase price for another 2,500,000 Units, by way of wire transfer to Fraser and Company LLP, counsel to the Company, in trust for the Company. See Appendix 2 for wire instructions; and

(b) notification of wire transfer to Fraser and Company LLP.

4.2 Company's Deliveries. At a Subsequent Closing, the Company will cause to be delivered, according to the instructions set out under Delivery Instructions on page 4 the certificates representing the Shares and Warrants comprising the Securities paid for by the Subscriber under paragraph 4.1(a) as registered in the name of the Subscriber or its nominee as set out under Registration Instructions on page 3.

4.3 Subsequent Closings. A Subsequent Closing will take place from time to time at the discretion of the Company upon receipt of the subscription proceeds by the Company, and when the Company issues share certificates representing the Securities paid for by the Subscriber under paragraph 4.1(a). If the subscription proceeds have been paid to the Company's counsel in trust for the Company, the Subscriber hereby authorizes the Company's counsel to release the subscription proceeds to the Company upon the Company completing its deliveries pursuant to subsection 4.2."

6. Continuing Effect. The Subscription Agreement shall remain in full force and effect and unamended in all respects except as amended by this Agreement and this Agreement and the Subscription Agreement shall hereafter be read as one agreement.

7. Enurement. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors, and permitted assigns.

8. Conflict. In the event of a conflict between the Subscription Agreement and this Agreement, the terms and conditions of this Agreement shall govern.

9. Execution by Counterparts. This Agreement may be executed by the parties hereto in as many counterparts as may be necessary, and each such agreement so executed shall be deemed to be an original and, provided that all of the parties have executed a counterpart, such counterparts together shall constitute a valid and binding agreement, and notwithstanding the date of execution shall be deemed to bear the date as set forth above. Such executed copy may be transmitted by telecopied facsimile or other electronic method of transmission, and the reproduction of signatures by facsimile or other electronic method of transmission will be treated as binding as if originals.
Most Home Corp. per: /s/ Kenneth Galpin Kenneth Galpin, President	/s/ Andrew J. Hoff Andrew J. Hoff